Exhibit 10.2

SCHEDULE OF EMPLOYEES PARTY TO
EMPLOYMENT AGREEMENT (EXECUTIVE VICE PRESIDENT — VERSION 2)
Each of the executive officers of Comerica Incorporated named below executed an Employment Agreement (Executive Vice President - Version 2) on the date set forth across from his or her name.

Executive Officer	Date of Agreement

Jacquelyn H. Wolf	March 2, 2006
David E. Duprey	April 7, 2006